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                                                                      EXHIBIT 24

                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, each of whom is a director or officer of Uroplasty, Inc., a Minnesota corporation, which intends to prepare and file with the Securities and Exchange Commission ("SEC"), and certain state securities commissions (the "State Commissions") a Registration Statement on Form S-3 (the "Registration Statement") pertaining to a proposed rights offering of Common Stock and Warrants and the registration, under the Securities Act of 1933, of said subscription rights, shares of Common Stock and Common Stock Purchase Warrants, hereby constitutes and appoints Daniel
G. Holman and Susan H. Holman, and each of them, with full power to act without the other, as his/her true and lawful attorney-in-fact and agent, with full and several power of substitution, for him/her and in his/her name, place and stead, in any and all capacities, to take any or all of the following actions:

         A. To execute and deliver the Registration Statement; and any and all amendments thereto, including post-effective ones; all exhibits thereto; all Transfer and Warrant Agent documentation; Forms U-1 and U-2; and such other documents as may be needed to cause the Registration Statement to become effective.

         B. To file any or all of such documents with the SEC and the State Commissions.

         C. To execute and deliver any and all documents, agreements, corporate resolutions, receipts and other instruments as may reasonably be needed in order to cause the Registration Statement to become effective with the SEC and the State Commissions.

         Granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

         This power of attorney may be revoked at any time, for any reason, by giving written, facsimile, or E-mail notice to either of the attorneys-in-fact, or to Richard P. Keller, Esq., Company legal counsel, and in any event, shall terminate and expire in all respects upon the earlier of the conclusion of the Rights Offering or 5:00 p.m., Minnesota time, on June 30, 2002.


         IN WITNESS WHEREOF, the undersigned has set his/her hand this 21th day of December, 2001.


                                 /s/       Thomas E. Jamison
                                 -----------------------------------------------
                                           Thomas E. Jamison